UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2005

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Background

On July 7, 2005, North American Technologies, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement with Sponsor Investments, LLC (“Sponsor”), Toibb Investment LLC, Michael Toibb, Scott M. and Cheryl L. Hergott Living Trust, Crestview Capital Master, LLC (“Crestview”), Midsummer Investment Ltd. (“Midsummer”) and Islandia, LP (“Islandia”) in which the Company issued to such parties $5,000,000 in principal amount of 7% Convertible Debentures due July 7, 2006 (the “July Debentures”) and warrants to purchase up to 5,554,438 shares of common stock, $.001 par value (“Common Stock”), of the Company at $0.24 per share (the “July Warrants”).

The Company and its subsidiaries TieTek LLC (“TieTek”), and TieTek Technologies, Inc. (“TTT”), are parties to a Construction Loan Agreement dated February 4, 2004, as amended, with Opus 5949 LLC (“Opus”), under which $14,245,000 in principal and interest was outstanding as of December 29, 2005 (the “Construction Loan”). On July 7, 2005, in connection with the issuance of the July Debentures and the July Warrants, the Company, TTT and TieTek entered into a Limited Waiver and First Amendment to Construction Loan Agreement (the “First Amendment”) with Opus in which (i) the Company issued shares of its common stock to Opus in lieu of principal and interest under the note, (ii) Opus agreed to accept shares in lieu of cash for all quarterly interest payments on the amended note under the Construction Loan until July 7, 2006, (iii) the interest rate on the note was amended to 7% per annum and, beginning July 7, 2006, to the prime rate plus 7%, payable in cash, and (iv) Opus waived the events of default that had occurred under the Construction Loan prior to the date of the First Amendment.

A more detailed description of these transactions is contained in the Form 8-K of the Company filed with the Commission on July 13, 2005

Securities Purchase Agreement

On December 28, 2005, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Sponsor, Crestview, Midsummer, Islandia, Enable Growth Partners, LP and Enable Opportunity Partners, LP (collectively, “Enable” and together with Sponsor, Crestview, Midsummer and Islandia collectively referred to as the “Purchasers”) in which the Company agreed to issue to the Purchasers up to $6,500,000 in principal amount of 7% Convertible Debentures (“Debentures”) and warrants (“Warrants”) to purchase up to 6,374,299 shares of Common Stock of the Company at $0.18 per share. At the initial closing, $5,000,000 in principal amount of the Debentures were issued; the remaining $1,500,000 in principal amount of the Debentures and accompanying warrants will be issued upon the occurrence of the conditions described below prior to October 30, 2006. The following table sets forth the face amount of the Debentures and the number of Warrants purchased by each of the Purchasers at the initial closing.

Name of Purchaser	Principal Amount of Debentures	No. of Warrants
Sponsor Investments, LLC	$2,935,606	3,742,486
Crestview Capital Master, LLC	759,227	967,908
Midsummer Investment Ltd.	713,384	909,465
Islandia, LP	284,091	362,176
Enable Growth Partners, LP	269,230.50	343,231
Enable Opportunity Partners, LP	38,461.50	49,033
Total	$5,000,000	6,374,299

All of the Purchasers, other than Enable (the “Existing Shareholders”), collectively beneficially owned, prior to such purchase, a majority of the outstanding shares of the Company’s Common Stock, a majority in interest of the July Debentures and a majority of the outstanding warrants to purchase Common Stock issued by the Company. The Existing Shareholders also were previously responsible for appointing all of the current members of the Company’s board of directors pursuant to a shareholders agreement with the Company, the term of which has since expired. Sponsor, which is one of the Existing Shareholders, is also an affiliate of Opus, which is the lender under the Construction Loan.

Concurrently with the execution of the Securities Purchase Agreement, the Company, the Purchasers and Feldman Weinstein, LLP, as custodial agent for the benefit of the Purchasers (“Custodian”) entered into a Custodial and Security Agreement (“Custodial Agreement”). Pursuant to the Custodial Agreement, the proceeds of the sale of the Debentures and the Warrants were deposited with the Custodian. At the initial closing of the sale, the Custodian distributed $1,500,000 of such proceeds to the Company and placed the remaining amount in an account (the “Account”). The Company may withdraw $3.5 million of the remaining amount from the Account at any time before February 15, 2006 when it has entered into a long-term supply contract with its major customer on terms determined by the Board of Directors to be sufficient to assure a profitable line of business. The Purchasers will deposit into the Account for the Company’s withdrawal, the remaining $1.5 million at any time before October 30, 2006 upon the achievement of certain production goals and the submission of an acceptable plan for capital expenditures.

If any of the above described conditions to funding is not met within the time period allowed and less than all of the funds are withdrawn from the Account, the balance will be held by the Custodian for the benefit of the Purchasers. At all times during the term of the Custodial Agreement, the Custodian will hold amounts in the Account as security for the repayment of the obligations under the Debentures, and may foreclose on such Account in the event of any default under the Debentures. The source of the funds used by the Purchasers was private funds. The Company will use the proceeds from the sale of these securities for working capital purposes.

The Debentures accrue interest at 7% per annum and are payable in full on December 31, 2006. Principal of the Debentures is convertible, at any time, into shares of Common Stock of the Company at a conversion price of $0.15 per share, subject to adjustment for certain antidilution events. Interest only is payable on the Debentures on October 1, January 1, April 1 and July 1 of each year during which the Debentures are outstanding in shares of Common Stock of the Company valued at the lower of $0.15 and the daily volume weighted average trading price of the Common Stock on the 20 days prior to the date such interest payment is due. The Company and the Purchasers have agreed that the Company may not make payments, and the Purchasers will not accept payments, with respect to the Debentures (other than in shares of Common Stock) until the Construction Loan is paid in full.

The Debentures contain liquidated damages provisions in the event the Company fails to deliver certificates for shares of Common Stock issuable thereunder within the time periods required. In addition, in the event of a default under the Debentures, the Company will be obligated to pay interest at 18% after the default and pay the higher of (a) 110% of the principal amount of the Debentures and (b) the then market value of the Common Stock issuable upon conversion of the Debentures.

So long as any portion of the Debentures is outstanding, the Company may not and may not permit any of its subsidiaries to directly or indirectly:

•	enter into, create or suffer to exist any indebtedness for borrowed money of any kind other than the Construction Loan and the July Debentures;

•	enter into, create or suffer to exist any liens of any kind, on or with respect to any of its property other than Permitted Liens (as defined in the Debentures);

•	amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of a Purchaser;

•	repay, repurchase or acquire more than a de minimis number of shares of its Common Stock;

•	enter into any agreement with respect to any of the foregoing; or

•	pay cash dividends or distributions on any equity securities of the Company.

The following will constitute events of default under the Debentures:

•	any default in the payment of the principal amount of any Debenture, or interest, which default is not cured within the applicable grace periods;

•	the Company shall fail to observe any other covenant or agreement contained in the Debentures which failure is not cured within the applicable grace periods;

•	a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (a) any of the Securities Purchase Agreement, the Debentures, the Warrants, the Restated Registration Rights Agreement (as defined below) or the Custodial Agreement (collectively, the “Transaction Documents”), or (b) any other material agreement, lease, document or instrument to which the Company or any subsidiary is bound;

•	the Company shall fail to execute an agreement with UP on terms determined by the Board of Directors to be economically viable for the Company, on or before February 15, 2006;

•	any representation or warranty made in any Transaction Documents, or in any other report, financial statement or certificate made or delivered to a holder of a Debenture shall be untrue or incorrect in any material respect as of the date when made;

•	the Company or any of its subsidiaries shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws or suffer from one of a number of events that would indicate its bankruptcy or insolvency;

•	the Company or any subsidiary shall default in any of its obligations under any instrument under which an amount exceeding $150,000 exists and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

•	the Company shall be a party to any Change of Control Transaction (as defined in the Debentures) or Fundamental Transaction (as defined in the Debentures), shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock;

•	the Company shall fail to deliver certificates to a holder prior to the third trading day after the holder is entitled thereto or to comply with requests for conversion of the Debentures.

Certain holders are not allowed to convert their Debentures or exercise their Warrants if, after giving effect thereto, the holder and its affiliates would beneficially own in excess of 9.99% of the Common Stock outstanding.

The Warrants have a three-year term and are exercisable at any time, in whole or in part. The number of shares exercisable under the Warrants and the exercise price are subject to adjustment in the event of a stock split, combination, reclassification, stock distribution or dividend. The Warrants also contain customary provisions regarding the conversion of the Warrants in the event of a reclassification, consolidation, merger, sale of substantially all the assets of the Company or similar corporate transaction.

Second Amendment to Registration Rights Agreement

The Registration Rights Agreement that the Company entered into on February 22, 2005 with certain of its stockholders, as amended on July 7, 2005 to include as registrable shares thereunder the shares of Common Stock issuable pursuant to the First Amendment, the July Debentures and the July Warrants, was amended and restated again on December 28, 2005 to include as registrable shares thereunder the shares of Common Stock issuable pursuant to the Debentures and the Warrants (as amended, the “Registration Agreement”). Under the Registration Agreement, the Company is obligated, at its own expense, to register for sale with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) the Common Stock of the Company held or acquired by any of the stockholders a party thereto. A request for a demand registration may not be made prior to December 28, 2006. The Participating Stockholders have the right to make six “long-form” demands for registration and unlimited “short-form” demands for registration, and have unlimited “piggyback” registration rights.

Amendment to July Debentures

In connection with the Securities Purchase Agreement, the holders of the July Debentures (a) consented to the issuance of the Debentures and Warrants, (b) waived any provision that would prohibit the transactions contemplated by the Securities Purchase Agreement, and (c) agreed to extend the maturity date of the July Debentures to December 31, 2006.

Second Amendment to Construction Loan

On December 29, 2005, in connection with the issuance of the Debentures and the Warrants, the Company, TTT and TieTek entered into a Second Amendment to Construction Loan Agreement with Opus (the “Second Amendment”) in which Opus agreed to extend the date through which it would accept shares in lieu of cash for all quarterly interest payments on the amended note under the Construction Loan from July 7, 2006 to December 31, 2006. Opus also consented to the extension of the maturity date of the July Debentures and to the issuance of the transactions contemplated by the Securities Purchase Agreement.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described under Item 1.01 above, the Company has (a) entered into the Second Amendment, which amends the terms of the Construction Loan and (b) issued up to $6,500,000 in Debentures.

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As described under Item 1.01 above, the Company has entered into the Securities Purchase Agreement pursuant to which it issued up to $6,500,000 in principal amount in Debentures, and Warrants to purchase up to 6,374,299 shares of its Common Stock. In addition, effective January 1, 2006, the Company issued 1,336,416 shares to Opus in payment of $250,444.45 in interest owed to it and 477,292 shares to the holders of the July Debentures in payment of $89,444.45 in interest owed to them. Shares of Common Stock are also issuable: (a) as payments of interest under the Construction Loan, the July Debentures and the Debentures; and (b) upon conversion of the July Debentures and the Debentures. The foregoing securities were offered and sold in private transactions in accordance with Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, based on the investment representations and position as informed, accredited investors of the recipients thereof. The sales were made without the use of an underwriter or selling agent, and no commissions or underwriting discounts were paid in connection with such sales.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;

APPOINTMENT OF PRINCIPAL OFFICERS

Change in Chief Executive Officer

Henry W. Sullivan, the President and Chief Executive Officer of the Company, has resigned that position effective December 31, 2005. Mr. Sullivan will assume the position of Chief Scientist/Strategist for the Company to concentrate on extending the TieTek technology and strategy.

Neal P. Kaufman has been elected to serve as the President and Chief Executive Officer of the Company effective January 1, 2006. Mr. Kaufman has served as a consultant to the Company since December 5, 2005. Prior to his assuming that position, Mr. Kaufman was Vice President of Product Management for 3Com Corporation, a company engaged in providing secure, converged networking solutions on a global scale to businesses of all sizes. Mr. Kaufman was responsible for overseeing the development of products with sales of over $100,000,000 per quarter, and was generally accountable for the profit and loss generated by these products. Prior to being named Vice President of Product Management in February 2005, Mr. Kaufman served as Senior Director of 3Com Corporation from March 2001 to February 2005. Mr. Kaufman received his AB in Economics from Harvard College in 1990, his MA in Latin American Studies from Stanford University in 1994, and his MBA from Harvard Business School in 1996.

Neal Kaufman, age 37, is the brother of Scott Kaufman, who is Managing Director of Midsummer Capital LLC, which serves as investment manager for Midsummer Investment Ltd., which is the beneficial owner of more than 5% of the Company’s common stock and a holder of the July Debentures and the Debentures.

Effective January 1, 2006, Neal Kaufman entered into an Employment Agreement with the Company providing for a term of three years, renewable year to year at the end of the initial term. Mr. Kaufman’s compensation in 2006 consists of a base salary of $200,000 per year, cash bonuses of up to $150,000 based on established performance goals, and options to purchase up to 4,800,000 shares of Company stock. The stock options were granted on the effective date of the Employment Agreement and vest 600,000 at the beginning of each calendar quarter of 2006 at an exercise price of $.18 per share; 1,200,000 on December 31, 2007 if he remains in his position at that date, at an exercise price of $.30 per share; and 1,200,000 on December 31, 2008 if he remains in his position at that date, at an exercise price of $.30 per share. Compensation in 2007 will consist of a base salary of $200,000 per year and cash bonuses of up to $100,000 based on performance goals set by the Board by December 31, 2006. Mr. Kaufman’s 2008 compensation will consist of a base salary of $200,000 per year and cash bonuses of up to $100,000 based on performance goals set by the Board by December 31, 2007. The Board of Directors has agreed to appoint Mr. Kaufman as a director of the Company by June 30, 2006. If the employment of Mr. Kaufman is terminated by the Company for any reason other than for cause (as defined in the agreement), he will receive severance benefits equal to six months salary if terminated in 2006 and he has achieved at least $100,000 of the cash bonuses for that year, and equal to twelve months salary if terminated in 2007 or thereafter and he remained as chief executive officer on December 31, 2007. The Employment Agreement also restricts Mr. Kaufman from competing with the Company for a period of two years, and from soliciting any customers or employees of the Company for one year, after his employment with the Company terminates.

Change in Directors

Robert M. Hoyt resigned as a director of the Company effective December 31, 2005. Mr. Hoyt did not have any disagreement with the Company that was the basis for his resignation. The remaining directors appointed Scott Kaufman to fill the vacancy created by Mr. Hoyt’s resignation. Mr. Scott Kaufman will serve as a Class III director until the Annual Meeting of Shareholders in 2008 or until his successor is elected and qualified. Scott Kaufman is the brother of Neal Kaufman, the newly appointed chief executive officer of the Company.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description of Exhibit

10	Material Contracts

10.1	Securities Purchase Agreement dated December 28, 2005, between the Company and Sponsor Investments, LLC, Crestview Capital Master, LLC, Midsummer Investment Ltd., and Islandia, LP (the “Purchasers”).

10.2	Form of 7% Convertible Debenture issued pursuant to the Securities Purchase Agreement dated December 30, 2005.

10.3	Form of Warrant issued pursuant to the Securities Purchase Agreement dated December 30, 2005.

10.4	Custodial and Security Agreement dated December 28, 2005, among the Company, the Purchasers and Feldman Weinstein LLP, as custodial agent for the benefit of the Purchasers.

10.5	Second Amendment to Construction Loan Agreement dated December 29, 2005, between OPUS 5949 LLC, the Company, TieTek LLC, and TieTek Technologies, Inc.

10.6	First Amendment to Amended and Restated Note in the amount of $14,000,000 issued by TieTek LLC to Opus 5949 LLC dated December 29, 2005.

10.7	Amended and Restated Registration Rights Agreement among the Company, dated December 28, 2005, among the Company, the Purchasers and certain other shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Joe B. Dorman
Joe B. Dorman, CFO

Dated: January 5, 2006